For:	Alamo Group Inc.

Contact:	Dan E. Malone
Executive Vice President & CSO
830-372-9581

Financial Relations Board
Joe Calabrese
212-827-3772

ALAMO GROUP ANNOUNCES RECORD 2023 FIRST QUARTER SALES AND EARNINGS

SEGUIN, Texas, May 4, 2023 -- Alamo Group Inc. (NYSE: ALG) today reported results for the first quarter ended March 31, 2023.

Highlights for the Quarter

•Net sales of $411.8 million, up 13.7%
◦Vegetation Management net sales of $256.4 million, up 16.0%
◦Industrial Equipment net sales of $155.3 million, up 10.2%
•Income from operations of $49.0 million, up 68.4%
•Net income of $33.3 million, or $2.79 per diluted share, up 80.6%
•Trailing twelve-month EBITDA of $216.3 million, up 10.4% from full year 2022(1)
•Backlog of $994.8 million, up 8.4% compared to prior year first quarter-end

Results for the Quarter

Record first quarter 2023 net sales of $411.8 million increased 13.7% compared to $362.0 million in the first quarter of 2022. Gross margin improved in the quarter versus the first quarter of 2022 by $25.9 million or 29.9%. First quarter net income improved 80.6% to $33.3 million, or $2.79 per diluted share, compared to net income of $18.5 million, or $1.55 per diluted share in the first quarter of 2022. The Company’s backlog at the end of the first quarter was $994.8 million, an increase of $77.0 million, or 8.4%, from the backlog at the end of the first quarter of 2022, but was down slightly from the end of calendar year 2022.

ALAMO GROUP ANNOUNCES RECORD 2023 FIRST QUARTER SALES AND EARNINGS Page 2

The positive results reported for the quarter were achieved through a combination of improved supply chain performance, higher manufacturing throughput and effective price management. These results were achieved despite certain challenges that remain within our supply chain, ongoing skilled labor constraints, as well as negative currency impacts.
Results by Division
Vegetation Management
The Vegetation Management Division’s first quarter net sales were $256.4 million, up 16.0% compared to $221.0 million for the same period in 2022. The increase in net sales was driven by strong shipments of forestry, tree care, agricultural and governmental mowing products in both North America and Europe.
The Division's income from operations for the first quarter 2023 was $36.5 million, up 99.1% compared to $18.3 million for the first quarter of 2022. The Division's performance benefited from improved pricing and effective cost controls, despite ongoing supply chain issues and continued labor shortages. Outstanding performance in the Division's North American operations was complemented by strong results in the United Kingdom, France, Australia and to a lesser extent Brazil during the quarter.
Industrial Equipment
The Industrial Equipment Division’s first quarter 2023 net sales were $155.3 million, up 10.2% compared to $141.0 million during the same period in 2022. The increase was attributable to higher sales in all product lines with sweepers and debris collectors leading the way. The Division’s income from operations for the first quarter of 2023 was $12.5 million compared to $10.8 million for first quarter of 2022, an increase of 16.1%. Limited allocations of truck chassis and ongoing shortages of other industrial components continued to constrain this Division's sales growth during the first quarter of 2023.
Comments on Results
Jeff Leonard, Alamo Group’s President, and Chief Executive Officer commented, “Our first quarter results validated our expectation for sequential improvement in our operations, and marked the best quarter in Company history. Enhanced supply chain performance supported higher sales, while moderated material cost inflation, improved efficiencies, and our own spending restraint, supported margin expansion. The 340-basis point improvement in gross margin relative to the first quarter of 2022 was driven by determined price discipline over the past year, better manufacturing flows and improved capacity utilization. Our ongoing facility consolidation and make-in-market initiatives also contributed to margin

ALAMO GROUP ANNOUNCES RECORD 2023 FIRST QUARTER SALES AND EARNINGS Page 3

expansion. Overall, it was an excellent quarter and we are very pleased that the Company is approaching the upgraded 12 percent operating income target that we established in early 2022.
“Conditions in our markets remained relatively strong during the first quarter, although order bookings were down 17% compared to the exceptional pace in the first quarter of 2022. The decline in bookings was related mainly to lower orders for forestry and tree care equipment, and to a lesser extent modestly lower sales of mowers and agricultural attachments to farm and ranch customers in North America. Orders for vegetation management equipment from governmental customers in North America and Europe increased nicely. First quarter bookings in our Industrial Equipment Division also improved, driven by sharply higher orders for street sweepers, debris collectors, and vacuum trucks while orders for excavators and snow removal equipment were relatively flat compared to the same period last year. Consolidated order backlog of $995 million was approximately 8% higher than the prior year's first quarter.
“As we anticipated, supply chain performance began to improve as we started 2023. While shortages continued and quantities of big-ticket items like truck chassis remained limited by allocations, the volume of parts, components, and chassis we received during the quarter increased appreciably. Thanks to outstanding support from our key suppliers, our teams were able to complete manufacturing of additional machines that had been partially assembled previously, but were awaiting delivery of delayed parts.
“Moving forward, our outlook for the next few quarters remains quite positive. We expect that the trends evident in our first quarter results will continue. Our backlog remains strong, and we anticipate continued, positive pricing contribution in the coming quarters. Our conservative approach to spending will also continue given the economic uncertainty that remains evident.
“Our longer-term outlook is a bit more cautious. We believe that the somewhat softer order activity we experienced in the first quarter was at least partly due to dealer concerns over higher interest rates. U.S. net farm income is forecast to decline this year for the first time in several years, but is expected to remain at historically high levels. Agriculture equipment dealer inventories continue to rise, and are approaching pre-pandemic levels. A weakening U.S. housing market and falling prices for industrial wood pellets could indicate a more cautious outlook for the forestry segment.
"More positively, the outlook for our governmental customers, who represent the majority of Company sales, remains positive. While recent forecasts of U.S. state revenues are mixed, it appears that state finances remain in excellent shape, with historically elevated revenues, and healthy rainy-day funds. U.S. municipal finances also remain in good condition as tax receipts have risen in recent years due to asset price inflation. The longer-term outlook for municipalities is somewhat less bullish as asset values

ALAMO GROUP ANNOUNCES RECORD 2023 FIRST QUARTER SALES AND EARNINGS Page 4

have begun to decline in many areas due to fiscal tightening. However, on balance, the financial condition of most governmental agencies appears to be quite good in both North America and Europe.
“Lastly, during the first quarter of 2023, we unveiled our first fully electric and electric-hybrid versions of our flagship products at the ConExpo show including, for example, an all-electric excavator and street sweeper. We received overwhelmingly positive customer feedback regarding these new, more climate friendly products. We are encouraged that, based on this feedback, we are on the right path with the development of our product range. We will also be releasing our fourth annual sustainability report in the coming days that will highlight the consistent progress we have made across the spectrum of our environmental, social and governance initiatives.
"I want to take this opportunity to thank all our employees for their exceptional dedication as well as our many suppliers who worked in close coordination with us to achieve these results. I would also like to thank our dealers and end-customers who have remained loyal to our company, and to our family of well-known equipment brands.
“In summary, given the continued strength and durability of our markets, our large and healthy backlog, and the strength of our balance sheet, we remain optimistic about the Company’s prospects for the remainder of 2023 and beyond."

ALAMO GROUP ANNOUNCES RECORD 2023 FIRST QUARTER SALES AND EARNINGS Page 5

Earnings Conference Call
The Company will host a conference call to discuss the results on Friday, May 5, 2023 at 10:00 a.m. ET. Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 1-877-407-0789 (domestic) or 1-201-689-8562 (international). For interested individuals unable to join the call, a replay will be available until Friday, May 12, 2023, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (internationally), passcode 13738073.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & and Presentations”) on Friday, May 5, 2023 beginning at 10:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.
About Alamo Group
Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for vegetation management, infrastructure maintenance and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements, forestry equipment and related after-market parts and services. The Company, founded in 1969, has approximately 4,250 employees and operates 28 plants in North America, Europe, Australia and Brazil as of March 31, 2023. The corporate offices of Alamo Group Inc. are located in Seguin, Texas.

ALAMO GROUP ANNOUNCES RECORD 2023 FIRST QUARTER SALES AND EARNINGS Page 6

Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: adverse economic conditions which could lead to a reduction in overall market demand, supply chain disruptions, labor constraints, increasing costs due to inflation, new or unanticipated effects of the COVID-19 pandemic, geopolitical risks, including effects of the war in Ukraine, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

(Tables Follow)
# # #
(1) This is a non-GAAP financial measure or other information relating to our GAAP financial measures that we have provided to investors in order to allow greater transparency and a deeper understanding of our financial condition and operating results.  For a reconciliation of the non-GAAP financial measure or for a more detailed explanation of financial results, refer to “Non-GAAP Financial Measure Reconciliation” below and the Attachments thereto.

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2023	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$109,320	$84,277
Accounts receivable, net	363,525	296,857
Inventories	362,593	355,389
Other current assets	9,978	12,740
Total current assets	845,416	749,263

Rental equipment, net	36,125	31,850

Property, plant and equipment	158,388	151,684

Goodwill	196,533	198,726
Intangible assets	167,832	182,305
Other non-current assets	24,918	24,187

Total assets	$1,429,212	$1,338,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$101,549	$114,312
Income taxes payable	14,801	867
Accrued liabilities	72,890	68,315
Current maturities of long-term debt and finance lease obligations	15,008	15,022
Total current liabilities	204,248	198,516

Long-term debt, net of current maturities	356,259	357,834
Long-term tax liability	3,781	4,416
Other long-term liabilities	23,628	25,908
Deferred income taxes	18,948	24,161

Total stockholders’ equity	822,348	727,180

Total liabilities and stockholders’ equity	$1,429,212	$1,338,015

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	3/31/2023	3/31/2022
Net sales:
Vegetation Management	$256,435	$221,006
Industrial Equipment	155,336	140,999
Total net sales	411,771	362,005

Cost of sales	299,264	275,364
Gross margin	112,507	86,641
	27.3%	23.9%

Selling, general and administration expense	59,668	53,635
Amortization expense	3,815	3,887
Income from operations	49,024	29,119
	11.9%	8.0%

Interest expense	(5,940)	(2,647)
Interest income	383	72
Other income (expense)	1,002	(1,752)

Income before income taxes	44,469	24,792
Provision for income taxes	11,120	6,322

Net Income	$33,349	$18,470

Net income per common share:

Basic	$2.80	$1.56

Diluted	$2.79	$1.55

Average common shares:
Basic	11,899	11,860

Diluted	11,962	11,916

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division. Attachment 2 shows the net change in our total debt net of cash and earnings before interest, taxes, depreciation and amortization ("EBITDA") which is a non-GAAP financial measure. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Currency Translation on Net Sales by Division

	Three Months Ended March 31,			Change due to currency translation
	2023	2022	% change from 2022	$	%

Vegetation Management	$256,435	$221,006	16.0%	$(5,538)	(2.5)%
Industrial Equipment	155,336	140,999	10.2%	(2,002)	(1.4)%
Total net sales	$411,771	$362,005	13.7%	$(7,540)	(2.1)%

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash
	March 31, 2023	March 31, 2022	Net Change

Current maturities	$15,008	$15,022
Long-term debt,net of current	356,259	357,834
Total debt	$371,267	$372,856

Total cash	109,320	84,277
Total Debt Net of Cash	$261,947	$288,579	$(26,632)

EBITDA
	Three Months Ended		Trailing Twelve Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	December 31, 2022

Income from operations	$49,024	$29,119	$168,497	$148,592
Depreciation	7,626	7,126	31,912	31,412
Amortization	3,991	4,054	15,881	15,944
EBITDA	$60,641	$40,299	$216,290	$195,948